Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Propanc Biopharma, Inc., James Nathanielsz, the Chief Executive Officer and Chief Financial Officer of Propanc Biopharma, Inc., certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.	This quarterly Report on Form 10-Q for the quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report on Form 10-Q for the quarter ended September 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of Propanc Biopharma, Inc.

Date: November 9, 2017

/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement as required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Propanc Biopharma, Inc. and will be retained by Propanc Biopharma, Inc. and furnished to the SEC or its staff upon request.